As Filed with the Securities and Exchange Commission on September 19, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Whiting Petroleum Corporation*
(Exact name of registrant as specified in its charter)

Delaware	1311	20-0098515
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
(303) 837-1661
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Volker
Chairman, President and Chief Executive Officer
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
(303) 837-1661
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:

Benjamin F. Garmer, III, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400	David P. Oelman, Esq. Vinson & Elkins L.L.P. 2300 First City Tower 1001 Fannin Houston, Texas 77002 (713) 758-2222
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-121615
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities to Be Registered	Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Debt Securities, including additional 7 1/4% Senior Subordinated Notes due 2012 (4)	(11)
Guarantees of Debt Securities (5)	(11)
Common Stock, $.001 par value (6)	(11)
Preferred Stock, $.001 par value (7)	(11)
Warrants (8)	(11)
Stock Purchase Contracts (9)	(11)
Stock Purchase Units (10)	(11)

Total	$56,000,000	$6,592

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $56,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any common stock and preferred stock, the principal amount of any debt securities issued at their stated principal amount, the offering price rather than the principal amount of any debt securities issued at an original issue discount, the offering price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the offering price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	Subject to note (2) above, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants.

(4)	Subject to note (2) above, there is being registered an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial price not to exceed $56,000,000, less the dollar amount of any registered securities previously issued. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.

(5)	Subject to note (2) above, there is being registered hereunder an indeterminate number of guarantees issued by one or more subsidiaries of Whiting Petroleum Corporation in connection with the debt securities offered by any prospectus supplement. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

(6)	Subject to note (2) above, there is being registered an indeterminate number of shares of common stock.

(7)	Subject to note (2) above, there is being registered an indeterminate number of shares of preferred stock.

(8)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock.

(9)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, common stock or other securities.

(10)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders’ obligations to purchase the securities under the stock purchase contracts.

(11)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

* TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS
EXPLANATORY NOTE
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Foley & Lardner LLP
Consent of Deloitte & Touche LLP
Consent of KPMG LLP
Consent of KPMG LLP
Consent of Cawley, Gillespie & Associates, Inc
Consent of R.A. Lenser & Associates, Inc.
Consent of Ryder Scott Company, L.P.
Consent of Netherland, Sewell & Associates, Inc.

* TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

		Primary Standard
	State or Other	Industrial	I.R.S. Employer
	Jurisdiction of	Classification	Identification
Name, Address and Telephone Number (1)	Incorporation	Number	Number
Whiting Oil and Gas Corporation	Delaware	1311	84-0918829
Equity Oil Company	Colorado	1311	87-0129795
Whiting Programs, Inc.	Delaware	1311	84-0865622

(1)	The address for each of these additional registrants is 1700 Broadway, Suite 2300, Denver, Colorado 80290- 2300. Their telephone number is (303) 837-1661.
EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933. The contents of the Registration Statement on Form S-3 (Registration No. 333-121615), including all amendments and exhibits thereto, filed by Whiting Petroleum Corporation with the Securities and Exchange Commission, which was declared effective on January 14, 2005, are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 19, 2005.
WHITING PETROLEUM CORPORATION
By: /s/ James J. Volker
      James J. Volker
      Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Volker James J. Volker	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2005

/s/ Michael J. Stevens Michael J. Stevens	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 19, 2005

*	Director	September 19, 2005
Thomas L. Aller

*	Director	September 19, 2005
Graydon D. Hubbard

*	Director	September 19, 2005
J.B. Ladd

*	Director	September 19, 2005
Palmer L. Moe

*	Director	September 19, 2005
Kenneth R. Whiting
*By: /s/ James J. Volker
      James J. Volker
      Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 19, 2005.
WHITING OIL AND GAS CORPORATION
By: /s/ James J. Volker
      James J. Volker
      Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Volker James J. Volker	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2005

/s/ Michael J. Stevens Michael J. Stevens	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 19, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 19, 2005.
EQUITY OIL COMPANY
By: /s/ James J. Volker
      James J. Volker
      Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Volker James J. Volker	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2005

/s/ Michael J. Stevens Michael J. Stevens	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 19, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 19, 2005.
WHITING PROGRAMS, INC.
By: /s/ James J. Volker
      James J. Volker
      Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Volker James J. Volker	Chairman, President and Chief Executive Officer and Sole Director (Principal Executive Officer)	September 19, 2005

/s/ Michael J. Stevens Michael J. Stevens	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 19, 2005

EXHIBIT INDEX

Exhibit Number	Document Description
(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of KPMG LLP.

(23.3)	Consent of KPMG LLP.

(23.4)	Consent of Foley & Lardner LLP (contained in Exhibit 5).

(23.5)	Consent of Cawley, Gillespie & Associates, Inc., Independent Petroleum Engineers.

(23.6)	Consent of R.A. Lenser & Associates, Inc., Independent Petroleum Engineers.

(23.7)	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.

(23.8)	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

(24)	Powers of Attorney [Incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-121615)].

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